Exhibit 99.1

Professional Diversity Network, Inc. Executes Consultancy Agreement with Chris Wesser

CHICAGO, September 29, 2017 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (NASDAQ:IPDN) (“PDN” or the “Company”), a global developer and operator of online and in-person networks that provide access to networking, training, educational and employment opportunities for diverse individuals, today announced that it has executed a consultancy agreement with Chris Wesser.

Chris Wesser has served as the Executive Vice President, General Counsel and Corporate Secretary of Professional Diversity Network, Inc. (“IPDN”) since September 24, 2014.  Effective September 24, 2017, Mr. Wesser’s employment with IPDN has ended. IPDN has offered and Mr. Wesser has accepted the opportunity to continue to provide consulting services to IPDN on an independent contractor basis.

Jim Kirsch, PDN Executive Co-Chair, stated, “We are pleased to have retained Chris’s services going forward. He has played a critical role in the Company’s evolution to date and we expect he will continue to complement management’s efforts towards executing our stated business plan and building shareholder value.”

The Company recently updated investors on Chinese initiatives scheduled throughout the balance of 2017 which includes its partnership with the Women’s Forum for the Economy & Society (“Women’s Forum”) and that its President, Star Jones, will be a featured speaker at the Women’s Forum 2017 Global Meeting (“WFGM event”).

The Women’s Forum is the world’s leading platform featuring women’s voices on major social and economic issues. The flagship WFGM event will be held on October 5-6, 2017 in Paris, with an anticipated 70 countries represented by over 1,500 delegates. The Company’s President, Star Jones, will be a featured speaker, presenting workshops and participating in plenary sessions on “Creating impact through women’s networks” and “How businesses can be more ‘human’.”

The Company also previously announced that on December 2, 2017, it will hold its First Nasdaq Global Capital Summit Forum, an exclusive forum focused on entrepreneurialism in Beijing, China at the Qiuhua Resort.

The event will be headlined by Bruce Aust, Vice Chairman of Nasdaq and hosted by PDN President Star Jones. The event is expected to be the Company’s highest attended event, potentially drawing as many as 5,000 paid participants, setting the stage for the Company’s 2018 growth plans.

About Professional Diversity Network (PDN)

Professional Diversity Network, Inc. (PDN) is a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. We operate subsidiaries in the United States and China including National Association of Professional Women (NAPW), which is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions, and Noble Voice, a career placement and career counseling call center. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," “plan,” "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACT: Professional Diversity Network, Inc.

Jason Assad – Investor Relations
Jassad@prodivnet.com
678-570-6791

Jim Kirsch – Co-Executive Chairman
jkirsch@prodivnet.com
312-614-9021